UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Rowan Companies plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Annual General Meeting of Shareholders to Be Held on April 25, 2014.

VOTE DEADLINE – 11:59 p.m. (New York Time) on April 23, 2014

ROWAN COMPANIES PLC ROWAN COMPANIES PLC MITRE HOUSE 160 ALDERSGATE STREET LONDON EC1A 4DD

Meeting Information

Meeting Type:       Annual General Meeting

For holders as of:  March 3, 2014

Date: April 25, 2014        Time: 8:00 a.m., London
Time/3:00 a.m., NewYork Time

Location: The Four Seasons Hotel

                  Hamilton Place,

                  Park Lane, London

                  United Kingdom W1J7DR

Directions: For directions to the 2014 Annual General Meeting of Shareholders, please call our Company Secretary at
(713) 621-7800.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice and Proxy Statement (including the UK Directors’ Remuneration Report and the form of Proxy) 2. US Annual Report and UK Annual Accounts and Reports

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                        1) BY INTERNET:      www.proxyvote.com

                        2) BY TELEPHONE:  1-800-579-1639

                        3) BY E-MAIL*:          sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 11, 2014 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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The Board of Directors recommends you vote FOR the binding resolutions in proposals 1 through 11 and FOR the non-binding advisory votes in proposals 12 and 13:

1.	An ordinary resolution to elect Thomas P. Burke as a Class I Director for a term to expire at the annual general meeting of shareholders to be held in 2015.

2.	An ordinary resolution to elect William T. Fox III as a Class I Director for a term to expire at the annual general meeting of shareholders to be held in 2015.

3.	An ordinary resolution to elect Sir Graham Hearne as a Class I Director for a term to expire at the annual general meeting of shareholders to be held in 2015.

4.	An ordinary resolution to elect Lord Moynihan as a Class II Director for a term to expire at the annual general meeting of shareholders to be held in 2015.

5.	An ordinary resolution to elect John J. Quicke as a Class II Director for a term to expire at the annual general meeting of shareholders to be held in 2015.

6.	An ordinary resolution to elect W. Matt Ralls as a Class II Director for a term to expire at the annual general meeting of shareholders to be held in 2015.

7.	An ordinary resolution to elect Tore I. Sandvold as a Class II Director for a term to expire at the annual general meeting of shareholders to be held in 2015.

8.	An ordinary resolution to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our U.S. independent registered public accounting firm for 2014.

9.	An ordinary resolution to re-appoint Deloitte LLP as our U.K. statutory auditor under the U.K. Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).

10.	An ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.

11.	An ordinary resolution of a binding vote to approve Rowan Companies plc’s Directors’ Remuneration Policy (in accordance with requirements applicable to U.K. companies).

12.	An ordinary resolution of a non-binding advisory vote to approve Rowan Companies plc’s U.K. statutory Implementation Report for the year ended December 31, 2013 (in accordance with requirements applicable to U.K. companies).

13.	An ordinary resolution of a non-binding advisory vote to approve Rowan Companies plc’s named executive officer compensation as reported in this proxy statement (in accordance with requirements applicable to companies subject to SEC reporting requirements under the Securities and Exchange Act of 1934, as amended).

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